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                                                                       Exhibit A

                             JOINT FILING AGREEMENT

         The undersigned agree that, in accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the Amendment No. 1 of the Statement on
Schedule 13G to which this Agreement is an exhibit is being filed jointly on their behalf with respect to their respective beneficial ownership of the common stock of Alpha-Beta Technology Inc.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of February 10, 1997.


                             DELTEC ASSET MANAGEMENT
                               CORPORATION


                            By: /s/ STEPHEN ZUPPELLO
                               ------------------------------------------
                               Stephen Zuppello, Managing Director


                             KIKIS ASSET MANAGEMENT
                               CORPORATION

                             By: /s/ THOMAS P. KIKIS
                               ------------------------------------------
                               Thomas P. Kikis, Managing Director





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